                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   Beneficial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                      [LOGO]

                                                                   April 9, 1997

Dear Stockholder:

    On behalf of the Board of Directors of Beneficial Corporation, I am pleased to invite you to attend the 1997 Annual Meeting of Stockholders of the Company which will be held on Thursday, May 22, 1997 at One Christina Centre, 301 North Walnut Street, Wilmington, Delaware.

    The business to be transacted at the meeting is set forth in the Notice of Meeting and is more fully described in the accompanying Proxy Statement.

    It is important that your shares be represented at the meeting, regardless of the number you hold. Whether or not you can be present in person, please sign, date and return your proxy in the enclosed envelope as soon as possible. If you do attend the meeting and wish to vote in person, your proxy can be revoked at your request.

    A summary report of the meeting will be mailed to all stockholders with the financial results of the second quarter of 1997.

    We look forward to seeing you at the meeting.

    Best wishes.

                                                       [LOGO]

                                             FINN M. W. CASPERSEN

                                             CHAIRMAN OF THE BOARD

                             BENEFICIAL CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 22, 1997
--------------------------------------------------------------------------------

    The annual meeting of stockholders of Beneficial Corporation, a Delaware corporation, will be held on Thursday, May 22, 1997 at the office of the Company, One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801, at 11 A.M. Wilmington time, for the following purposes:

    (1) To elect directors of the Company.

    (2) To ratify the selection of the firm of Deloitte & Touche LLP, Certified Public Accountants, as the independent auditors of the Company for 1997.

    (3) To transact such other business as may properly be brought before the meeting.

    The holders of Common Stock, $4.30 Dividend Cumulative Preferred Stock and $5.50 Dividend Cumulative Convertible Preferred Stock of record at the close of business on March 24, 1997 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote will be available for inspection during business hours at the offices of the Company for a period of ten days prior to the meeting.

                                           SCOTT A. SIEBELS

                                           VICE PRESIDENT AND SECRETARY

Dated: April 9, 1997

                             BENEFICIAL CORPORATION

   ONE CHRISTINA CENTRE, 301 NORTH WALNUT STREET, WILMINGTON, DELAWARE 19801

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 22, 1997

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Beneficial Corporation (the "Company") to be voted at the Annual Meeting of Stockholders to be held on May 22, 1997. The shares represented by each proxy will be voted at the meeting in accordance with the specifications made thereon by the stockholder. A stockholder has the power to revoke his or her proxy at any time before it has been voted by giving written notice to Mr. Scott A. Siebels, Vice President and Secretary, One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801, or by voting in person at the Annual Meeting. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 9, 1997.

    All properly signed proxies will be treated as present at the meeting for purposes of determining whether a quorum is present. Directors will be elected by a plurality of the votes cast. Votes withheld and non-votes will have no effect on the election of candidates. All other matters to come before the meeting, including the proposal to ratify the selection of the auditors of the Company, will require the approval of a majority of the shares present and entitled to vote on such matters. Abstentions will have the same effect as a vote against any such matter. Non-votes will be deemed not entitled to vote and will not be counted as votes for or against any such matter. Non-votes also will not be included in calculating the number of votes necessary for the approval of any such matter.

    Each share of Common Stock and $4.30 Dividend Cumulative Preferred Stock is entitled to one vote, and each share of $5.50 Dividend Cumulative Convertible Preferred Stock is entitled to nine votes. All of such classes will vote as a single class. On March 24, 1997, the record date for the meeting, the shares outstanding and entitled to vote were 53,661,747 shares of Common Stock, 836,585 shares of $4.30 Dividend Cumulative Preferred Stock and 17,662 shares of $5.50 Dividend Cumulative Convertible Preferred Stock. The aggregate number of votes entitled to be cast at the Annual Meeting is 54,657,290.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The Board of Directors recommends a vote "FOR" the election of a Board of Directors (herein-after "Board of Directors" or "Board") consisting of the 16 persons named below for terms of one year or until their successors are chosen as provided in the By-Laws. All of such nominees, except Mr. Clark, are currently directors and each has expressed willingness to serve as a director during the coming year. The proxy may be voted for the election of other persons as directors in the event any of those named below are unable to serve for any reason.

    Mr. Charles W. Bower, who will have reached the age of 75 years before the date of the Annual Meeting of Stockholders and who has served on the Board for approximately 28 years, will retire from the Board effective the date of the Annual Meeting.

    The names of the nominees for director, the committees of the Board of Directors on which they serve and certain other information regarding them are as follows:

ROBERT J. CALLANDER, 66                                      Director since 1992

    Executive in Residence, Columbia University Business School; Chairman of Compensation Committee and Member of Strategic Planning Committee. Mr. Callander was Vice Chairman of Chemical Banking Corporation from 1987 to 1992. He is a director of the ARAMARK Corporation; The Barnes Group, Inc.; Latin American Dollar Income Fund; Omnicom Group, Inc.; Scudder New Asia Fund; Scudder World Income Opportunities Fund; and the Korea Fund, Inc.

FINN M. W. CASPERSEN, 55                                     Director since 1975

    Chairman of Board of Directors and Chief Executive Officer, Chairman of Executive Committee and Member of Finance Committee.

ROBERT C. CLARK, 53                                                      Nominee

    Dean and Royall Professor of Law, Harvard Law School. Mr. Clark is a trustee of the Teachers Insurance & Annuity Association--College Retirement Equities Fund (TIAA-CREF), a director of Collins & Aikman Corporation, and a member of the Editorial Board, Journal of Law, Economics, and Organization.

LEONARD S. COLEMAN, JR., 48                                  Director since 1990

    President, National League of Professional Baseball Clubs; Chairman of Strategic Planning Committee, Member of Compensation Committee and Committee on Corporate Policy. Mr. Coleman was Executive Director, Market Development, Major League Baseball from 1992 to March, 1994 and Vice President of Kidder Peabody from 1989 to 1991. He is a director of Omnicom Group, Inc., New Jersey Resources Corp. and Owens Corning.

DAVID J. FARRIS, 61                                          Director since 1982

    Member of the Office of the President, Chief Operating Officer and Member of Executive and Finance Committees. Mr. Farris is President and Chief Executive Officer of Beneficial Management Corporation, a subsidiary of the Company, and a director of Foster Wheeler Corporation.

JAMES H. GILLIAM, JR., 51                                    Director since 1984

    Executive Vice President, General Counsel and Member of Executive Committee. Mr. Gilliam is Chairman of the Board of Directors of Beneficial National Bank, a subsidiary of the Company, and was Secretary of the Company from 1985 to 1992. He is a trustee of Howard Hughes Medical Institute and a director of Bell Atlantic Corporation and Delmarva Power & Light Company.

ANDREW C. HALVORSEN, 50                                      Director since 1984

    Member of the Office of the President and Chief Financial Officer, Chairman of Finance Committee and Member of Executive Committee.

ROLAND A. HERNANDEZ, 39                                      Director since 1992

    President, Chief Executive Officer and a director of Telemundo Group, Inc.; President, Interspan Communications; Member of Strategic Planning and Audit Committees. Mr. Hernandez is a director of TV Azteca, S.A. de C.V.

J. ROBERT HILLIER, 59                                        Director since 1982

    Chairman and Chief Executive Officer of The Hillier Group, Inc., architects; Chairman of Committee on Directors and Member of Strategic Planning Committee.

GERALD L. HOLM, 58                                           Director since 1979

    Former Vice Chairman of the Company; Member of Strategic Planning Committee and Committee on Directors.

THOMAS H. KEAN, 61                                           Director since 1990

    President of Drew University; Member of the Committee on Directors and the Compensation Committee. Governor Kean is Chairman of the Board of Carnegie Corporation of New York and a director of Amerada Hess Corporation; the ARAMARK Corporation; Bell Atlantic Corporation; Fiduciary Trust Company International; and United HealthCare Corporation.

STEVEN MULLER, 69                                            Director since 1983

    President Emeritus, The Johns Hopkins University; Chairman of Committee on Corporate Policy and Member of Strategic Planning and Compensation Committees. Dr. Muller is a director of Van Kampen American Capital Closed End and Common Sense Funds; Alex Brown, Inc.; The Law Companies Group, Inc.; Millipore, Inc. and Organization Resource Counsellors, Inc.

SUSAN JULIA ROSS, 53                                         Director since 1979

    Attorney-at-Law; Member of Compensation Committee and Committee on Corporate Policy.

ROBERT A. TUCKER, 70                                         Director since 1959

    Former Chief Financial Officer of the Company; Member of Audit Committee and Committee on Directors.

SUSAN M. WACHTER, 53                                         Director since 1985

    Professor of Real Estate and Finance; Chairman of the Real Estate Department (1997-2000), The Wharton School of the University of Pennsylvania; Member of Audit Committee and Committee on Directors.

CHARLES H. WATTS, II, 70                                     Director since 1959

    Business and Educational Consultant; Chairman of Audit Committee and Member of Committee on Corporate Policy.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board held 5 meetings during 1996 and the committees held 38 meetings in total. The overall attendance record of directors at Board and committee meetings during 1996 was 98%.

    AUDIT COMMITTEE.  The Audit Committee met 4 times in 1996. Its duties are
(a) to recommend to the Board a firm of independent public accountants whose selection would be submitted to the stockholders for ratification; (b) to confer with the Company's independent auditors as to the scope of their proposed audit;
(c) to review the findings and recommendations of the independent auditors on completion of the audit and to consider any problems encountered by them in conducting the audit; and (d) to review the Company's internal audit controls and to provide a liaison with the Company's internal auditors.

    COMMITTEE ON CORPORATE POLICY. The Committee on Corporate Policy held 4 meetings in 1996. Its responsibilities are (a) to advise the Board and recommend from time to time corporate policies with respect to revisions in the Restated Certificate of Incorporation and By-Laws; (b) to advise the Board and recommend from time to time any other appropriate action relating to the structure of the Board, the relationship of the Board to the stockholders and action which might be taken by the Board or the stockholders as being in the best interests of the stockholders; and (c) to advise the Board and recommend from time to time corporate governance policies that, among other things, enhance the quality and training of the human resources of the Company and its subsidiaries, that assure adequate succession for senior management of the Company and its subsidiaries, and that assure adequate diversification of the human resources of the Company and its subsidiaries.

    COMPENSATION COMMITTEE. The Compensation Committee held 6 meetings in 1996. Its function is to consider and determine appropriate policies regarding compensation and benefits issues. In doing so, the Committee shall assure that the Company's compensation and incentive programs, including those for its officers and the executives of its management and operating subsidiaries, are properly administered, and shall review and make recommendations regarding the terms and administration of the Company's retirement, health and other employee benefit programs.

    EXECUTIVE COMMITTEE. In 1996 the Executive Committee held 10 meetings. This committee may exercise substantially all the authority of the Board (other than powers which the Board has specifically delegated to other committees) during the intervals between Board meetings.

    FINANCE COMMITTEE. The Finance Committee met 5 times in 1996. This committee, between meetings of the Board, may exercise all powers of the Board with respect to financing the operations of the Company.

    STRATEGIC PLANNING COMMITTEE. This Committee held 4 meetings in 1996. Its purpose is to focus on major challenges facing the Company and its subsidiaries and to assist management in conceptualizing and developing strategies to maximize shareholder value.

    COMMITTEE ON DIRECTORS. The Committee on Directors met 5 times in 1996. Its purposes are to (a) make recommendations to the Board with respect to the size and composition of the Board; (b) make recommendations to the Board with respect to a slate of nominees for election as directors for inclusion in the Company's annual proxy statement; (c) identify, evaluate and recommend to the Board candidates to fill vacancies on the Board; and (d) make recommendations regarding compensation and perquisites of the Board. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. A notice of the intent of a stockholder to make any such nomination must be made in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than 90 days in advance of the annual meeting or, in the event of a special meeting of stockholders for the election of directors, such notice must be delivered or mailed to the Secretary of the Company not later than the close of the seventh day following the day on which notice of the meeting is first mailed to stockholders. Every such notice by a stockholder must set forth; (a) the name and residence of the stockholder who intends to make the nomination; (b) a representation that the stockholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings among the stockholders and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "Commission") had each nominee been nominated, or intended to be nominated, by the Board of Directors of the Company; and (e) the consent of each nominee to serve as director of the Company if so elected.

                           COMPENSATION OF DIRECTORS

    Directors who are not also employees of the Company receive for their services $1,500 per quarter and $7,000 for each Board meeting attended. Directors who are employees receive $200 for each Board meeting attended. In addition to the quarterly fee, non-employee directors who are members of the Audit, Compensation, Committee on Directors, Corporate Policy, Strategic Planning or any Ad Hoc committee receive $1,000 for each meeting attended or for each day services are performed on behalf of any such committee or the Board. Non-employee directors who are committee chairpersons receive an additional $500 for each meeting they chair or for each day services are performed on behalf of such committee. At the option of any director, payment of meeting and service fees may be deferred until a director either reaches the age of 70 or terminates his or her relationship with the Company. Such deferred fees bear interest at an annual rate equal to the average annual interest cost of all short- and long-term borrowings by the Company and its consolidated subsidiaries. Non-employee directors also receive an annual award of 4,000 options to purchase the Company's Common Stock under the 1990 Non-Qualified Stock Option Plan, (hereinafter "Option Plan"), and they are entitled to participate in the Company's Employees' Stock Purchase Plan, as amended (hereinafter "ESPP" or "Employees' Stock Purchase Plan") and in a health insurance arrangement made available by the Company.

    In order to allow the Company to avail itself of the experience of retired directors, it is the Company's policy to pay each director who (a) ceases to be a director after having attained the age of 70 years and completed at least five years of service or (b) has served for ten years and either resigns voluntarily or decides not to stand for re-election, the sum of $8,500 per quarter if such director agrees to be available to render advice to the Board, its Executive Committee or any of its members. In addition, upon a change in control of the Company, wherein directors and directors emeriti would cease to hold such positions, such persons would receive quarterly payments of either $4,250 or $8,500, depending on their years of service, for the remainder of their lives in consideration for and subject to their continued availability to the Company or its successor for purposes of consultation. If a change in control occurs before Dr. Watts becomes a director emeritus, he would receive quarterly payments of $12,500 due to prior service as a General Director for a period exceeding five years. The Company will purchase annuities to provide for such payments in the event of a change of control of the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None

    The following table sets forth information regarding beneficial ownership of the Company's equity securities of each director, the director nominee, the five most highly compensated executive officers of the Company and its subsidiaries and the directors, director nominee and executive officers of the Company as a group, as of February 28, 1997.

                                                           EQUITY SECURITIES OF THE COMPANY BENEFICIALLY OWNED(1)
                                                      ----------------------------------------------------------------
                                                        COMMON    UNEXERCISABLE     % OF        5% PFD.       % OF
NAME OF PERSON OR GROUP                               STOCK(10)    OPTIONS(11)    CLASS(12)      STOCK        CLASS
----------------------------------------------------  ----------  -------------  -----------  -----------     -----
Charles W. Bower(3)(4)..............................   3,608,723         4,000         6.67           --           --
Robert J. Callander.................................      12,531         4,000            *           --           --
Finn M. W. Caspersen(2)(3)(4)(5)(6)(7)(8)...........   5,468,466       308,650        10.10        2,636            *
Robert C. Clark.....................................           0             0            *           --           --
Leonard S. Coleman..................................      14,885         4,000            *           --           --
David J. Farris(2)..................................     514,472       209,100            *           --           --
James H. Gilliam, Jr.(8)............................     208,555       134,400            *           --           --
Andrew C. Halvorsen.................................     211,185       134,400            *           --           --
Roland A. Hernandez.................................       9,472         4,000            *           --           --
J. Robert Hillier...................................      29,743         4,000            *           --           --
Gerald L. Holm(4)(6)................................   3,825,491         4,000         7.07           --           --
Thomas H. Kean......................................      16,143         4,000            *           --           --
Steven Muller.......................................      16,711         4,000            *           --           --
Susan Julia Ross....................................      22,650         4,000            *           --           --
Robert A. Tucker(2)(3)(4)(7)........................   3,774,261         4,000         6.97          679            *
Susan M. Wachter(2).................................      26,459         4,000            *           --           --
Charles H. Watts, II(2)(3)..........................     179,616         4,000            *          737            *
Michael A. Woodall..................................       3,962        46,375            *           --           --
All directors, director nominee
  and officers as a group (25 persons)
  (2)(3)(4)(5)(6)(7)(8)(9)..........................   6,878,449+    1,092,450        12.54        3,373+           *

    In addition, as of such date, Mr. Tucker was the beneficial owner of 4,700* shares of $4.30 Dividend Cumulative Preferred Stock.

------------------------

*   Less than 1.0% of class.

+ Pursuant to Item 403 of Regulation S-K, this total does not reflect multiple counting of shares reflected above.

(1) Unless otherwise indicated below in footnotes (2) through (8), each director possesses sole voting and investment power with respect to the shares shown opposite his or her name.

 (2) Includes shares of Common Stock owned by spouses or certain members of the families of directors, as to which such directors disclaim beneficial ownership, as follows: Caspersen 14,812 shares; Farris 138 shares; Tucker 7,628 shares; Wachter 800 shares, and Watts 20,117 shares.

 (3) Includes 100,074 shares of Common Stock held by a trust as to which Messrs. Bower, Caspersen, Tucker, Watts and others serve as trustees (sharing voting and investment power), shown as beneficially owned by each of them.

 (4) Includes shares owned by The Hodson Trust. For information concerning shares held by this trust see Principal Stockholders on page 10.

 (5) Includes 547,255 shares of Common Stock other than shares referred to in notes (2), (3), (4), (6), (7) and (8), as to which Mr. Caspersen shares voting and investment power with others.

 (6) Includes 298,603 shares of Common Stock owned by The Hodson Scholarship Foundation, Inc., as to which Messrs. Caspersen and Holm share voting and investment power with others.

 (7) Includes 119,222 shares of Common Stock and 679 shares of 5% Pfd. Stock owned by the Beneficial Foundation, Inc., as to which Messrs. Caspersen, Tucker and others share voting and investment power.

 (8) Includes 15,000 shares of Common Stock owned by two charitable trusts as to which Messrs. Caspersen and Gilliam share voting and investment power with another.

 (9) Includes shares of Common Stock which will vest in March of 1997 under the Employees' Stock Purchase Plan.

(10) Includes the number of shares that could be acquired as of February 28, 1997 by the exercise of options granted under the Company's Option Plan as follows: Bower (12,000), Callander (8,000), Caspersen (0), Clark (0), Coleman (12,000), Farris (259,500), Gilliam (146,200), Halvorsen (124,400),
     Hernandez (8,000), Hillier (12,000), Holm (8,000), Kean (12,000), Muller
     (12,000), Ross (12,000), Tucker (12,000), Wachter (12,000), Watts (12,000),
     Woodall (0), and all directors, director nominee and officers as a group (722,000).

(11) Options to purchase Common Stock awarded under the Option Plan not currently exercisable. This information is voluntarily disclosed and such amounts are not included in the Common Stock beneficially owned column or in the percentage of class column.

(12) Percentages include shares that could be acquired under the Company's Option Plan as set forth in footnote (10) above.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information regarding each person who, to the Company's knowledge, owns more than 5% of any class of the Company's outstanding voting securities:

                                                                           $4.30 DIVIDEND
                                                                             CUMULATIVE
                     NAME AND ADDRESS                          COMMON        PREFERRED      % OF CLASS
                      OF STOCKHOLDER                            STOCK          STOCK           OWNED
----------------------------------------------------------  -------------  --------------  -------------
The Capital Group Companies, Inc. and Capital Research and
  Management Company
  333 South Hope Street
    Los Angeles, CA 90071.................................    5,151,180(1)           --           9.52%
Putnam Investments Inc., Putnam Investment Management,
  Inc. and The Putnam Advisory Company, Inc.
  One Post Office Square
    Boston, MA 02109......................................    4,781,469(2)           --           8.83%
FMR Corp.
  82 Devonshire Street
    Boston, MA 02109......................................    3,697,797(3)           --           6.83%
The Hodson Trust
  100 Beneficial Center
    Peapack, NJ 07977.....................................    3,485,059(4)           --           6.44%
The Life Insurance Company of Virginia
  6610 West Broad Street
    Richmond, VA 23230....................................             --      75,000(5)          8.97%

------------------------

(1) Based on information contained in a report on Schedule 13G of The Capital Group Companies, Inc., and Capital Research and Management Company, dated February 12, 1997 filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). According to such information, as of December 31, 1996, certain operating subsidiaries of The Capital Group Companies, Inc., exercised investment discretion over various institutional accounts which held 5,151,180 shares (9.52%) of the Company's Common stock. Capital Research and Management Company, a registered investment advisor, was the beneficial owner of 5,000,180 shares and other subsidiaries of the Capital Group Companies beneficially owned the remaining 151,000 shares.

(2) Based on information contained in a report on Schedule 13G of Putnam Investments Inc. ("Putnam") dated January 27, 1997 filed with the Commission under the Exchange Act. According to such information, as of December 31, 1996, Putnam, a wholly owned subsidiary of Marsh & McLennan Companies, Inc. and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is parent of two registered investment advisers, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC") which together beneficially own 4,781,469 shares (8.83%) of the Company's Common Stock. Putnam shares the power to vote 30,110 of such shares and shares the power to dispose of all 4,781,469 shares; PIM shares the power to dispose of 4,736,829 of such shares; and PAC shares the power to vote 30,110 of such shares and shares the power to dispose of 44,640 of such shares.

(3) Based on information contained in a report on Schedule 13G of FMR Corp. ("FMR"), dated February 14, 1997, filed with the Commission under the Exchange Act. According to such report, FMR is the parent holding company of several investment adviser or investment manager subsidiaries which together beneficially own 3,697,797 shares (6.83%) of the Company's Common Stock. FMR has the sole power to vote 670,297 of such shares and the sole power to dispose of all 3,697,797 shares.

(4) As of March 1, 1997, The Hodson Trust held of record the number of shares of Common Stock indicated in the table, 38 shares of $4.30 Dividend Cumulative Preferred Stock (less than 1% of such class) and 8 shares of $5.50 Dividend Cumulative Convertible Preferred Stock (less than 1% of such class). Messrs. Bower, Caspersen, Holm, Tucker and three other persons serve as trustees of such trust and share voting and investment power, but have no interest in the principal or income of such trust. Such shares may be regarded as beneficially owned by each such person under Rule 13d-3 promulgated by the Commission under the Exchange Act.

(5) Based on information contained in a report on Schedule 13G of The Life Insurance Company of Virginia ("Life of Virginia"), dated May 21, 1987, filed with the Commission under the Exchange Act. According to such report, Life of Virginia, an insurance company as defined in Section 3(a)(19) of the Exchange Act, shares voting and dispositive power with an affiliated investment manager which together with Life of Virginia beneficially own 75,000 shares, (8.97%) of the $4.30 Dividend Cumulative Preferred Stock.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is independently administered by the Compensation Committee of the Board of Directors ("the Committee"). The Committee is composed of the five unaffiliated non-employee directors named on page 15 of this Proxy Statement. Decisions of the Committee with respect to the compensation of the Company's executive officers are reviewed and approved by the full Board of Directors, except for decisions as to individual awards under the Company's stock-based incentive plans. Those awards must be made solely by the Committee in order to satisfy Rule 16b-3 under the Exchange Act.

    The Company is required to provide certain information with respect to the compensation and benefits provided to the Company's Chairman and Chief Executive Officer and to the four other most highly compensated executive officers (the "Executive Officers"). This report is submitted by the Committee in fulfillment of those requirements and discusses the rationale and considerations constituting the basis for fundamental compensation decisions affecting the Executive Officers.

COMPENSATION PHILOSOPHY

    The executive compensation policies of the Company are designed to encourage superior corporate and individual performance, provide competitive levels of compensation, complement the Company's strategic planning initiatives, and assist the Company in attracting retaining and motivating qualified executives.

    The Company has historically emphasized long-term, stock-based incentive compensation, on the basis that such programs more effectively advance corporate interests and better align the interests of its executive officers with those of its stockholders. The Company does not maintain an annual cash bonus or cash incentive program for its U.S. executive officers. All compensation for services rendered other than cash compensation (and certain taxable employee benefits) is subject to vesting requirements and forfeiture if such requirements are not met. During the vesting period, the value of stock-based awards relates directly to the market performance of the Company's Common Stock.

    Section 162(m) of the Internal Revenue Code limits the annual amounts deductible by the Company for compensation to certain senior executives to $1,000,000 per executive. The provision exempts amounts payable under certain qualifying arrangements (which includes amounts deemed to be performance-based and amounts payable under tax-qualified pension arrangements), as well as certain payments that the executive had a fixed contractual right to receive from prior years. Amounts payable following retirement, relating to services during prior years of employment, are also exempt. In the interest of its stockholders, it is the policy of the Company, acting through the Board and the Committee, to structure its compensation programs to preserve full deductibility of all amounts paid to its Executive Officers, to the maximum extent possible. The Company does not anticipate any loss of deductibility pursuant to Section 162(m) during 1996 or 1997.

RELATIONSHIP OF CORPORATE PERFORMANCE TO COMPENSATION

    As discussed further in this report, both objective and subjective measures of the Company's performance are directly relevant to executive compensation determinations, particularly as to awards of long-term stock-based incentive compensation. Among the criteria used are: (1) net earnings of the Company, (2) earnings per share, (3) balance sheet soundness and income statement quality,
(4) return on assets, (5) return on equity, (6) stock market performance of the Company's common shares, (7) growth in quality receivables, (8) net chargeoffs and delinquencies as a percentage of average receivables, (9) growth in book value per common share, and (10) growth in cash dividends payable. All of these criteria are relevant both as to current and long-term performance, and are measured in light of the industry and general economic conditions within which the Company operates.

    The Committee does not attach specific weighting to these objective factors in its deliberations. The Committee deems each factor to be important, to be considered by it, together with subjective criteria, in reaching an overall determination as to appropriate levels of compensation. The Committee does not measure each of the factors, or the factors as a whole, in relation to any set objective target or goal. Actual performance under these factors, individually and collectively, is subjectively reviewed in light of expectations and prevailing economic and competitive conditions. The Committee does not attempt to maintain a direct relationship between each specific measure of corporate performance and any element of executive officer compensation discussed in this report.

COMPONENTS OF EXECUTIVE COMPENSATION

    Cash compensation for the Company's executives is set at levels deemed competitive within its industry, and appropriate to the Company's overall long-term performance within that comparative group. It also reflects individual levels of performance and overall responsibility with the Company. Long-term, stock-based incentive compensation has increased significantly in recent years as a percentage of the Company's Executive Officers' total compensation.

    The Company maintains two long-term, stock-based incentive compensation arrangements for its executives. The Beneficial Corporation Key Employees Stock Bonus Plan ("Key Plan"), approved by stockholders in 1983, provides annual awards to a broad group of employees (315 current participants), including middle and senior managers and executives, from a compensation pool tied to the Company's net after-tax consolidated earnings for the year of the award. The percentage of such net earnings that is available for awards is determined annually by the full Board of Directors following a recommendation by the Committee, and cannot exceed 5%. The Committee need not distribute all funds made available by the Board. An amount up to 4% of net earnings was approved for awards granted in each of 1995 and 1996, with actual grants totaling 3% and 2.6%, respectively.

    Individual awards are made by the Committee, in amounts which reflect personal achievement relative to corporate goals, the importance of the individual to the Company's future, and the Company's overall performance based on relevant, objective and subjective financial criteria. Once Key Plan Awards are made, they are invested in the Company's Common Stock. Awards are forfeited if the executive terminates employment voluntarily or for cause during a five year period which includes the year for which the award was made. During the vesting period, dividends are reinvested and the executive is permitted to direct the voting of the shares awarded as well as shares purchased with reinvested dividends.

    The Option Plan, approved by stockholders in 1991, allows the Committee the discretion to make stock option awards to eligible executives on such terms as the Committee deems appropriate within parameters established by the Option Plan. The Option Plan has 239 current participants. The price at which the optionee is permitted to purchase shares of Common Stock may not be less than the fair market value on the date of grant. The vesting period for option awards may not be less than one year, but the Committee has uniformly utilized a four-year schedule, with 25% vesting on each of the first through fourth anniversaries of the award. If the executive terminates employment for any reason other than death, disability or retirement, the award is forfeited.

    The Committee makes individual awards to executives based on both corporate and individual performance measures, particularly emphasizing the perceived importance of the individual to the future profitability and success of the Company. Given that option awards have value only if the Common Stock increases in value in the future, the Committee deems it appropriate to focus to a significant extent on anticipated future performance of each eligible executive in setting individual awards.

    As to both cash compensation and long-term incentive awards, the Committee also considers comparative data from peer companies in determining the appropriateness and structure of the Company's executive compensation program. In this connection, the Committee reviews studies periodically conducted by independent executive compensation consulting firms at its request, as well as publicly available data. This review focuses on peer companies in the consumer finance and financial services industry to which the Company's financial results are commonly compared. The peer companies are chosen at the time of each review based on attributes which are most closely comparable to the Company, and which make the overall peer group as balanced as possible for purposes of comparison.

    The Committee does not follow a policy of setting executive pay levels in a specific relationship to the range of salaries paid by this group of peer companies. Nor does the Committee strive to determine the overall relationship of the Company's compensation to the high, median or low end of any comparative group. While this comparative information is valuable to the Committee as an indicator of competitive trends, salary levels are set based upon the measures of Company performance discussed above, individual performance, the Company's needs, and such other factors as the Committee considers appropriate.

    The peer group of companies used for such studies is not necessarily the same as the S&P Financial Index, which is used for comparison in the Performance Graph included with this Proxy Statement. The S&P Financial Index is deemed by the Company to be the published industry index most relevant to a consistent, long-term comparison of the total shareholder return associated with the Company's Common Stock. The peer group of companies used for comparative salary information is adjusted periodically to include only those deemed most directly relevant for the time period, and the specific job classifications being studied. This peer group is generally smaller than, but overlaps significantly with the S&P Financial Index.

    The Committee recommended or approved cash compensation, Key Plan awards, and Option Plan grants with respect to 1996 performance to the Executive Officers at the levels shown in the Summary Compensation Table which is included as a part of this Proxy Statement.

    The Committee's recommendation with respect to Mr. Caspersen's cash compensation was based upon its review of the criteria outlined in this report with respect to cash compensation, including the objective measures of the Company's performance listed above as well as subjective, individual performance measures. While the Committee considered each of the objective performance measures in making its determination, no single criterion was positively or negatively determinative of its decision. A balancing of all subjective and objective criteria resulted in the determination of Mr. Caspersen's cash compensation for 1996.

    On November 20, 1996, the Committee approved an Option Plan award to Mr. Caspersen, the Chief Executive Officer of the Company, potentially exercisable for 130,000 shares of the Company's Common Stock, with an exercise price equal to the fair market price on the date of grant which was $64.4375. The award is subject to a four-year vesting schedule, ten year duration and is in all respects identical to all other grants approved by the Committee under the Option Plan. Grants to all employees during 1996, including Mr. Caspersen, are potentially exercisable for 994,350 shares of the Company's Common Stock.

    In awarding this 130,000 share grant, the Committee considered the criteria generally relevant to Option Plan awards, including objective measures of the Company's performance. Subjective considerations of individual performance, including anticipated future performance, were also relevant. Mr. Caspersen received Option Plan grants of 120,000, 117,300 and 120,000 shares for 1995, 1994 and 1993, respectively. When considering the award to Mr. Caspersen, the Committee reviewed the Company's favorable performance to date during 1996 under each of the ten objective performance measures listed above.

    On February 17, 1997, the Committee approved a Key Plan award to Mr. Caspersen with respect to his 1996 performance. In making this award, the Committee considered the criteria outlined in this report with respect to Key Plan awards, as well as subjective, individual performance measures. The Committee determined that an award of $1,000,000 was appropriate. When considering this Key Plan award to Mr. Caspersen, the Committee reviewed the Company's favorable performance for 1996 under each of the ten objective performance measures listed above. Mr. Caspersen's Key Plan awards for 1995, 1994 and 1993 were $500,000, $900,000 and $1,000,000, respectively.

                            ------------------------

            SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S
                               BOARD OF DIRECTORS

Robert J. Callander (Chair)         Steven Muller
Leonard S. Coleman                  Susan Julia Ross
Thomas H. Kean

                             EXECUTIVE COMPENSATION

    The following tables and narrative text discuss the compensation paid in 1996 and the two prior fiscal years to the Company's Chief Executive Officer and the four other most highly compensated officers of the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                              -----------------------------------
                                                                                      AWARDS
                                                ANNUAL COMPENSATION           ----------------------
                                       -------------------------------------             SECURITIES     PAYOUTS
                                                                   OTHER      RESTRICTED UNDERLYING   -----------
                                                                  ANNUAL        STOCK     OPTIONS/       LTIP       ALL OTHER
         NAME AND                                                 COMPEN-      AWARDS       SARS        PAYOUTS      COMPEN-
    PRINCIPAL POSITION        YEAR     SALARY($)   BONUS($)      SATION($)    ($)(1)(2)    (#)(3)         ($)      SATION($)(4)
--------------------------  ---------  ---------  -----------  -------------  ---------  -----------  -----------  -----------

Finn M.W. Caspersen              1996  $1,102,150(5)        -0-      --       $1,471,600(6)    130,000     --       $  52,089
  Chairman and Chief             1995  $1,102,200(5)        -0-      --       $ 971,600(6)    120,000     --        $  39,094
  Executive Officer              1994  $1,051,300(5)        -0-      --       $1,350,000(6)    117,300     --       $  33,270

David J. Farris                  1996  $ 945,940(5)        -0-      --        $ 902,536(7)     90,000     --        $  60,786
  Chief Operating Officer        1995  $ 950,492(5)        -0-      --        $ 598,808(7)     80,000     --        $  57,558
                                 1994  $ 971,332(5)        -0-      --        $ 752,468(7)     78,200     --        $  36,218

Andrew C. Halvorsen              1996  $ 635,750         -0-        --        $ 375,000      60,000       --        $  15,922
  Chief Financial Officer        1995  $ 635,800         -0-        --        $ 250,000      50,000       --        $  12,258
                                 1994  $ 606,800         -0-        --        $ 300,000      48,800       --        $  10,594

James H. Gilliam, Jr.            1996  $ 635,750         -0-        --        $ 375,000      60,000       --        $  16,320
  Executive Vice President       1995  $ 635,850         -0-        --        $ 250,000      50,000       --        $  15,923
  and General Counsel            1994  $ 606,800         -0-        --        $ 300,000      48,800       --        $  10,594

Michael A. Woodall
  Executive Vice
  President-
  International,                 1996  $213,987*   $ 115,239*       --        $ 100,000      20,000       --        $   3,250*
  Beneficial                     1995  $213,987*   $  90,763*       --        $  28,000      18,500       --        $   2,957*
  Management Corporation         1994  $190,944*   $  90,763*       --        $  35,000      17,000       --        $   1,846*

------------------------

* Shown in U.S. dollars that have been converted from British Pounds Sterling at the exchange rate on December 31, 1996 (1.7125).

(1) The number of shares and the aggregate value of such shares of restricted stock held by such persons as of year-end 1996 were as follows:
    Caspersen--110,211 ($6,984,622); Farris--72,235 ($4,577,893);
    Halvorsen--30,404 ($1,926,853); Gilliam--33,810 ($2,142,709); and
    Woodall--3,100 ($196,462). The aforementioned shares of restricted stock for Messrs. Caspersen and Farris include 30,939 and 7,840 shares, respectively, held in the Company's Employees' Stock Purchase Plan subject to mandatory deferral under the terms of the ESPP and the Company's Deferred Compensation Plan. Under the terms of the ESPP (described more fully in the Company's 1994 Proxy Statement) and the Company's Deferred Compensation Plan, restricted shares held for Messrs. Caspersen and Farris in the Company's ESPP will vest on (a) death,

    (b) voluntary retirement on or after age 65, (c) involuntary termination other than for cause, (d) disability or (e) on a change of control (as defined in the ESPP). Unvested shares are forfeited. Dividends are paid on the deferred shares at the current dividend rate for the Company's Common Stock and are used to purchase additional restricted shares of Common Stock.

(2) Under the Company's Key Plan, each year the Board of Directors determines the maximum percentage, not to exceed 5%, of the Company's consolidated net after tax income which may be contributed to the Key Plan. The Compensation Committee then determines (a) the dollar amount of the contribution to the Key Plan for such calendar year; (b) which employees will receive an award for such year; and (c) the amount of each award. The Committee makes awards to employees based on each person's performance, as well as such other factors as the Committee deems appropriate. These awards vest on the earlier of (i) January 1 of the fifth year after the award year; (ii) the date on which the employee involuntarily terminates employment other than for cause; or (iii) on a change of control (as defined in the Key Plan). If on such date deductibility to the Company is restricted under Internal Revenue Code Section162(m), deferral is mandatorily extended until full deductibility is available to the Company, generally following the employee's termination of employment. Awards which do not vest are forfeited. Awarded shares are placed in trust while unvested, and while in trust the employee has the right to vote the shares in his or her account. Dividends are paid on such shares at the current dividend rate for the Company's Common Stock and used to purchase additional shares of stock for each employee who has received an award. Awards under the Key Plan for 1996 were made in February of 1997.

(3) The Company's Option Plan does not provide for the award of stand alone stock appreciation rights (SARs). Limited tandem SARs may be awarded to such persons under the Option Plan with respect to then outstanding options in the event of a change in control of the Company.

(4) All Other Compensation includes contributions made by the Company under the Beneficial Corporation Savings Plan (a 401k plan) on behalf of Messrs. Caspersen, Farris, Halvorsen and Gilliam and ordinary life insurance premiums paid on behalf of Messrs. Caspersen, Farris, Halvorsen, Gilliam and Woodall by the Company or a subsidiary. Messrs. Caspersen, Farris, Halvorsen, and Gilliam each received $3,750 in contributions to the Savings Plan in each of 1994, 1995 and 1996. With respect to life insurance premiums, Mr. Caspersen received $29,520 in 1994, $35,344 in 1995 and $48,339 in 1996; Mr. Farris received $32,468 in 1994, $53,808 in 1995 and
    $57,036 in 1996; Mr. Halvorsen received $6,844 in 1994, $8,508 in 1995 and
    $12,172 in 1996; Mr. Gilliam received $6,844 in 1994, $12,173 in 1995 and
    $12,570 in 1996; and Mr. Woodall received $1,846 in 1994, $2,957 in 1995, and $3,250 in 1996. The Company does not maintain split dollar life insurance arrangements.

(5) Subject to the Company's mandatory deferral arrangement, the Compensation Committee approved a salary of $1,500,000 for 1994, $1,572,000 for 1995 and $1,572,000 for 1996 for Mr. Caspersen and a salary of $1,045,000 for 1994, $1,095,000 for 1995 and $1,095,000 for 1996 for Mr. Farris. Pursuant to the terms of the Company's Deferred Compensation Plan, Mr. Caspersen's salary includes $79,520 mandatorily deferred in 1994, $135,744 mandatorily deferred in 1995 and $148,739 mandatorily deferred in 1996 on an unfunded basis.

(6) Includes awards made under the Key Plan and amounts mandatorily deferred into the Company's ESPP under the terms of the ESPP and the Company's Deferred Compensation Plan. Under the Key Plan, Mr.Caspersen was awarded $1,000,000 with respect to 1996 performance, $500,000 with respect to 1995 performance and $900,000 with respect to 1994 performance. Compensation mandatorily deferred into the ESPP during 1996 was $471,600, during 1995 was $471,600 and during 1994 was $450,000.

(7) Includes awards made under the Key Plan and amounts mandatorily deferred into the Company's ESPP under the terms of the ESPP and the Company's Deferred Compensation Plan. Under the Key Plan, Mr. Farris was awarded $750,000 with respect to 1996 performance, $450,000 with respect to 1995 performance and $675,000 with respect to 1994 performance. Compensation mandatorily deferred into the ESPP during 1996 was $152,536, during 1995 was $148,808 and during 1994 was $77,468.

                               PERFORMANCE GRAPH

    The following table sets forth a comparison of the yearly percentage change in the Company's cumulative total shareholder return. It assumes that $100 was invested on December 31, 1991 in the Company's Common Stock, the S&P 500 and the S&P Financial Index. It also assumes the reinvestment of dividends. In the interest of including the most recent available information, the following graph includes performance information through March 31, 1997.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                     BNL, S&P INDEX AND S&P FINANCIAL INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                  BENEFICIAL
                  CORPORATION        S&P 500   S&P FINANCIAL INDEX
12/31/1991                     100        100                   100
12/31/1992                     106        108                   123
12/31/1993                     128        118                   137
12/31/1994                     136        120                   132
12/31/1995                     169        165                   204
12/31/1996                     238        203                   275
3/31/1997                      244        209                   288

                             OPTION GRANTS FOR 1996

                                                                                          POTENTIAL REALIZABLE
                                  INDIVIDUAL GRANTS                                         VALUE AT ASSUMED
-------------------------------------------------------------------------------------     ANNUAL RATES OF STOCK
                                        (B)          (C)                                 PRICE APPRECIATION FOR
                                     NUMBER OF   % OF TOTAL                                10 YEAR OPTION TERM
                                    SECURITIES     OPTIONS       (D)                      THROUGH 11/20/2006(3)
                                    UNDERLYING   GRANTED TO    EXERCISE                ---------------------------
                                      OPTIONS     EMPLOYEES    OR BASE        (E)
               (A)                    GRANTED     IN FISCAL     PRICE     EXPIRATION       (F)            (G)
               NAME                  (#)(1)(2)      YEAR        ($/SH)       DATE         5%($)         10%($)
----------------------------------  -----------  -----------  ----------  -----------  ------------  -------------
Finn M.W Caspersen................     130,000        12.47%  $  64.4375    11/20/06   $  5,268,172  $  13,350,581
David J. Farris...................      90,000         8.63%  $  64.4375    11/20/06   $  3,647,196  $   9,242,710
Andrew C. Halvorsen...............      60,000         5.75%  $  64.4375    11/20/06   $  2,431,464  $   6,161,807
James H. Gilliam, Jr..............      60,000         5.75%  $  64.4375    11/20/06   $  2,431,464  $   6,161,807
Michael A. Woodall................      20,000         1.91%  $  64.4375    11/20/06   $    810,488  $   2,053,936

------------------------

(1) 25% of the total grant vests on each of 11/20/97, 11/20/98, 11/20/99 and
    11/20/00.

(2) Options were awarded on November 20, 1996 under the Company's Option Plan. All options were granted for a ten-year term, subject to forfeiture upon certain termination of employment events. The option price may be no lower than the fair market value of the Company's Common Stock on the date of grant. Unexercisable stock options become exercisable upon an optionee's retirement when certain conditions are met and upon a change in control. The plan permits optionees to satisfy the exercise price and tax withholding requirements by delivery of previously owned shares of Common Stock. Under the terms of the plan, no employee may receive options in any calendar year with respect to more than 200,000 Common shares.

(3) The Potential Realizable Value to all common stockholders as of December 31, 1996 was $2,193,836,858 under column (f) and $5,536,826,356 under column
    (g). Potential Realizable Value represents the aggregate net gain to all common stockholders, assuming a beginning market price of $64.4375 (the fair market value option price determined on November 20, 1996) and appreciation at the assumed annual rates of 5% and 10% for the ten-year period from November 20, 1996 to November 20, 2006. The assumed rates of appreciation are set as part of the proxy rules. There can be no assurance that the Common Stock will perform at the assumed annual rates used for purposes of this table. The Company does not make or endorse any predictions as to future stock performance.

                      AGGREGATED OPTION EXERCISES IN 1996
                        AND 1996 YEAR-END OPTION VALUES

                                                                       (D)
                                                                    NUMBER OF                (E)
                                                                   SECURITIES              VALUE OF
                                                                   UNDERLYING            UNEXERCISED
                                          (B)                      UNEXERCISED           IN-THE-MONEY
                                        SHARES                     OPTIONS AT             OPTIONS AT
                                       ACQUIRED       (C)         1996 YEAR-END        1996 YEAR-END(1)
                                          ON         VALUE             (#)                   ($)
                 (A)                   EXERCISE     REALIZED      EXERCISABLE/           EXERCISABLE/
                NAME                      (#)         ($)         UNEXERCISABLE         UNEXERCISABLE
-------------------------------------  ---------  ------------  -----------------  ------------------------
Finn M.W. Caspersen..................    310,950  $  6,635,520          0/308,650  $           0/$3,718,489
David J. Farris......................        -0-           -0-    259,500/209,100  $   7,747,365/$2,478,992
Andrew C. Halvorsen..................     99,800  $  3,265,535    124,400/134,400  $   3,569,395/$1,548,365
James H. Gilliam, Jr.................     78,000  $  3,224,501    146,200/134,400  $   4,284,117/$1,548,365
Michael A. Woodall...................      8,250  $    196,640       8,375/46,375  $       200,089/$542,273

------------------------

(1) Based on a value per share at December 31, 1996 of $64.25.

                      PENSION AND SUPPLEMENTAL PLAN TABLE

    The following table illustrates the estimated annual benefits, based on the indicated applicable average annual compensation and years of service upon retirement, payable under the Beneficial Corporation Pension Plan (the "Pension Plan") and the Supplemental Retirement Plan (the "Supplemental Plan") (prior to any offset) to a participant who retires at the end of the calendar year in which age 65 is attained.

                                           YEARS OF SERVICE
               ------------------------------------------------------------------------
REMUNERATION       15          20          25          30          35           40
-------------  ----------  ----------  ----------  ----------  ----------  ------------
 $   150,000   $   34,125  $   46,125  $   58,500  $   71,250  $   84,375  $     97,875
 $   250,000       56,875      76,875      97,500     118,750     140,625       163,125
 $   450,000      102,375     138,375     175,500     213,750     253,125       293,625
 $   650,000      147,875     199,875     253,500     308,750     365,625       424,125
 $   850,000      193,375     261,375     331,500     403,750     478,125       554,625
  $1,000,000      227,500     307,500     390,000     475,000     562,500       652,500
  $1,250,000      284,375     384,375     487,500     593,750     703,125       815,625
  $1,500,000      341,250     461,250     585,000     712,500     843,750       978,750
  $1,750,000      398,125     538,125     682,500     831,250     984,375     1,141,875

    The basic benefit formula under the Pension Plan (before the reduction discussed below) provides benefits of from 1.5% to 1.8% of average annual compensation, with the benefit accrual rate increasing with years of service. The maximum annual retirement benefit under the Pension Plan is generally 65.25% of an employee's highest applicable average annual compensation for three consecutive years. Compensation under the Pension Plan is defined to include wages paid, year-end adjustments (if any), bonuses, overtime, salary deferral contributions to the Beneficial Corporation Savings Plan (a 401k plan), any amounts subject to mandatory deferral under the Company's Deferred Compensation Plan and other special earnings. Company contributions under the Employees' Stock Purchase Plan and the Key Employees Stock Bonus Plan, income recognized pursuant to the Option Plan, certain moving expenses, taxable group life insurance premiums, certain commissions and incentive payments and severance pay are excluded from the definition of compensation.

    In determining benefits payable under the Pension Plan, amounts payable are reduced by (1) one-half of an employee's annual social security benefit, (2) benefits actuarially determined from Company contributions under the Beneficial Corporation Savings Plan and the earnings thereon and (3) any amount vested under the Company's prior pension plan which terminated in 1983. The actuarial value of an employee's annual retirement benefit may, at an employee's option, be paid in a single payment upon retirement. Benefits under the Pension Plan are fully vested after five years of cumulative service or at age 65. The Pension Plan also contains provisions for early retirement, disability and death benefits and payments to a vested employee who leaves the Company prior to retirement.

    The Company also has a Supplemental Plan to restore to employees of the Company those retirement benefits earned by such persons under the Pension Plan but not payable because of the limitations imposed on qualified plan benefits by the Internal Revenue Code. Payment of benefits under the Supplemental Plan may be made at the same time and in the same manner benefits under the Pension Plan are paid. If a participant's employment is terminated and such person is entitled to a deferred vested benefit under the Pension Plan, such person will be entitled to receive benefits under the Supplemental Plan upon retirement. The Supplemental Plan also provides a lump sum death benefit to certain key employees equal to the amounts they have accrued under the Pension Plan.

    Messrs. Caspersen, Farris, Halvorsen, and Gilliam had approximately 25, 37, 19, and 17 years of service, respectively, credited under the Pension Plan and the Supplemental Plan through 1996.

    Mr. Woodall, who is employed by a subsidiary outside the United States and who has approximately 5 years of service, currently participates in the Beneficial Bank plc Retirement Benefits Plan, a voluntary contribution subsidiary-sponsored plan designed to supplement the United Kingdom's State basic pension and the United Kingdom's State Earnings Related Pension Scheme.

            OTHER INFORMATION WITH RESPECT TO OFFICERS AND DIRECTORS

EMPLOYMENT CONTRACTS.

    The Company has employment contracts with approximately 261 management level employees of the Company and its subsidiaries to assure such employees of equitable treatment in the event of a "change in control" of the Company (as defined below) not approved by the Company's Board of Directors. Messrs. Caspersen, Farris, Halvorsen, Gilliam and Woodall are not covered by such agreements but, instead, have Severance Agreements as described below. The employment contracts are operative for a three-year period if a "change in control" occurs. They will provide such employees (a) compensation during the employment period at a rate equal to that existing immediately prior to the change in control, adjusted through such period to reflect increases based upon the Company's prior practices and (b) continued eligibility during such period under the Company's employee benefit plans. An employee's good faith determination that the nature and scope of his or her duties have been limited following a "change in control" would entitle the employee to terminate employment with the Company. In that event or in the event of a termination of employment by the Company other than for "cause" (as defined in the contract), most components of such compensation and benefits would continue through the remainder of the three-year period. The contracts also provide that in the event any payments thereunder become subject to excise tax under the Internal Revenue Code, the Company will make an additional cash payment to the employee to offset such tax.

    For employment contract purposes, "change in control" will be deemed to have occurred if and when: (1) a "person" acquires 20% or more of the combined voting power of the Company's then outstanding securities; (2) a majority of the Board ceases to consist of (a) individuals who at the beginning of such period constitute the Board or (b) any new directors whose election by the Board on nomination for election by the Company's stockholders was approved by a vote of a least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; (3) subject to certain specified exceptions, the Company (or a direct or indirect subsidiary of the Company) is merged or consolidated with any other corporation; or (4) the Company sells all or substantially all of its assets or stockholders of the Company approve a complete liquidation or dissolution of the Company.

SEVERANCE AGREEMENTS.

    The Company has severance agreements with approximately 107 key officers of the Company and its subsidiaries. Messrs. Caspersen, Farris, Halvorsen, Gilliam and Woodall are covered by such agreements. As amended and restated as of March 26, 1996, these agreements provide, among other things, for severance payments in the event of termination by the Company other than for "cause" (as defined in the agreements) or by such officer for "good reason" (as defined in the agreements) following a "change in control" of the Company (as defined below). Severance benefits under the Severance Agreements consist principally of (i) three (two, in the case of Mr.Woodall) times the sum of the officer's (a) annual base salary, (b) the highest of the three most recent awards under the Key Plan and
(c) the most recent annual award under any cash incentive plan (no such plan currently exists for U.S. executives, but would be covered if one should ever be adopted); (ii) a lump sum payment equal to (a) the aggregate nonvested share units credited to the officer's Employees' Stock Purchase Plan and (b) the aggregate value of the officer's account under the Key Plan; (iii) with some restrictions, three (two, in the case of Mr. Woodall) years of continued coverage under the Company's benefit plans; and (iv) three (two, in the case of Mr. Woodall) years of credit for eligibility for retiree medical coverage. In addition to the foregoing, each severance agreement for Messrs. Caspersen, Farris, Halvorsen and Gilliam provides (i) that if he remains with the Company for three months following a "change in control", he may terminate employment for any reason during the fourth month and upon such termination receive the severance benefits set forth above and (ii) for additional cash payments to offset any federal excise tax that may be imposed by reason of payments made in connection with a "change in control" of the Company.

    For severance agreement purposes, "change in control" will be deemed to have occurred if and when: (1) a "person" acquires 20% or more of the combined voting power of the Company's then outstanding securities; (2) a majority of the Board ceases to consist of (a) individuals who at the beginning of such period constitute the Board or (b) any new directors whose election by the Board on nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; (3) subject to certain specified exceptions, the Company (or a direct or indirect subsidiary of the Company) is merged or consolidated with any other corporation; or (4) the Company sells all or substantially all of its assets or stockholders of the Company approve a complete liquidation or dissolution of the Company.

DIRECTORS' INDEMNIFICATION AGREEMENTS.

    The Company entered into indemnification agreements with each of its directors which provide that such directors will be indemnified against expenses, judgments, penalties, fines and amounts paid in settlement with respect to threatened, pending or completed actions, suits or proceedings to which any such person is, or is threatened to be made, a party, to the fullest extent permitted by applicable law as in effect from time to time. Such agreements also require the Company to advance all reasonable expenses incurred by a director in any such proceeding provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses. The agreements provide that upon the occurrence of a "change in control" (defined in the agreements) of the Company, the Company has the burden of proof to establish that a director who has requested indemnification is not entitled to it.

LOANS.

    Certain banking and mortgage company subsidiaries of the Company have made, and will continue to make, mortgage and other loans, in the ordinary course of business, to directors and officers of the Company. These loans have been and will be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other customers and do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

TRANSACTIONS WITH MANAGEMENT AND OTHERS.

    On February 5, 1997 the Company purchased 9,000 shares of Common Stock from Finn M. W. Caspersen, Chairman of the Board of Directors, Chief Executive Officer and a director of the Company, in a privately negotiated transaction. The price paid was $67.8125 per share ($610,312.50), which was the average between the highest and lowest quoted selling price per share on the New York Stock Exchange Composite Transaction Tape on the date of sale. The Company purchased the shares as a part of its acquisition program for shares of its Common Stock to fund its contribution under the Key Plan for anticipated February 1997 awards to employees for 1996 performance. Such transaction was authorized by a majority of the members of the Executive Committee of the Board of Directors in a meeting held February 4, 1997. The shares of Common Stock were awarded to Mr. Caspersen in February 1993 for 1992 performance and distributed to Mr. Caspersen in January 1997 pursuant to the terms of the Company's Key Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes in ownership with the Commission. During 1996, the following individuals had late filings:
(a) J.C. Heywood, an Executive Vice President of Beneficial Management Corporation, a subsidiary, filed one required Form 4 late with respect to four transactions that occurred during May of 1996; and (b) Michael A. Woodall, Executive Vice President-- International of Beneficial Management Corporation, a subsidiary, filed one required Form 4 late with respect to two transactions that occurred during June of 1996.

PROFESSIONAL ASSOCIATIONS.

    The Hillier Group, an architectural firm, of which Mr. Hillier is Chairman and Chief Executive Officer, performed architectural services for subsidiaries of the Company in 1996.

               PROPOSAL 2--RATIFICATION OF SELECTION OF AUDITORS

    The Board of Directors, upon recommendation of the Audit Committee, which is composed of five directors who are not officers or employees of the Company, has selected, subject to stockholder approval, the firm of Deloitte & Touche LLP, Certified Public Accountants, as the independent auditors of the Company for 1997, and it is intended that, unless otherwise specified on the accompanying proxy, votes will be cast pursuant to the proxy for the ratification of such action. As in prior years, a representative of Deloitte & Touche LLP will be present at the meeting and available to respond to appropriate questions. The representative also will have an opportunity to make a statement if he or she so desires.

    Audit services rendered by Deloitte & Touche LLP to the Company in 1996 included examination of the annual financial statements, review of unaudited quarterly financial information, assistance and consultation in connection with reports and registration statements filed with the Commission and consultation in connection with various accounting matters. Services provided by Deloitte & Touche LLP were approved by the Audit Committee in most but not all cases before they were rendered.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR 1997.

    An affirmative vote by the holders of outstanding shares of Common Stock, $4.30 Dividend Cumulative Preferred Stock and $5.50 Dividend Cumulative Convertible Preferred Stock together having a majority of the votes represented at the meeting is required for approval of Proposal 2.

                                 OTHER BUSINESS

    The Board of Directors does not know of any matters to come before the meeting other than those referred to in the Notice of Meeting. If any other matters should come before the meeting, the accompanying proxy will be voted on such other matters in accordance with the judgment of the person or persons voting the proxy.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Stockholder proposals for the 1998 Annual Meeting must be received at the office of the Company, 301 North Walnut Street, Wilmington, Delaware 19801, Attn. Corporate Secretary, not later than December 10, 1997 for inclusion in the 1998 proxy statement and form of proxy.

                     INFORMATION INCORPORATED BY REFERENCE

    The Company will promptly provide a copy of the Company's 1994 Proxy Statement referred to on page 16 to any stockholder upon request. Such requests should be directed to the Corporate Secretary at (800) 688-0534 or to the address listed above.

                        COST OF SOLICITATION OF PROXIES

    The cost of soliciting proxies will be borne by the Company. Solicitation of proxies from some stockholders of the Company may be made by personal interview, mail, telephone or facsimile by the directors, officers and employees of the Company or its subsidiaries. The Company also will request brokerage houses, custodians, nominees and fiduciaries to forward the proxy material and annual report to stockholders to the beneficial owners of the stock held of record by such persons and will reimburse them, upon request, for reasonable expenses incurred in connection therewith.

                                             By order of the Board of Directors,

                                                   SCOTT A. SIEBELS

                                                   VICE PRESIDENT AND SECRETARY

                                             NOTICE OF
                                          ANNUAL MEETING
                                                AND
                                          PROXY STATEMENT
                                               1997

                                                         [LOGO]

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

       [LOGO]                       PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE
Beneficial Corporation              ENCLOSED ENVELOPE IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON.
Wilmington, DE 19899

     The undersigned hereby appoints James H. Gilliam, Jr. and Scott A. Siebels, and each of them, proxies, with full power of substitution, to represent and vote, as designated below, at the Annual Meeting of Stockholders
of the Company on May 22, 1997 including adjournments, the number of votes to which the undersigned would be entitled,          P
if personally present.
THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF ALL DIRECTORS LISTED BELOW, AND FOR PROPOSAL 2.

1.   ELECTION OF DIRECTORS:       FOR all nominess listed below                  WITHHOLD AUTHORITY to vote for                 R
                                  (except as marked to the contrary below) [ ]   all nominees listed below [ ]

Robert J. Callander, Finn M. W. Caspersen, Robert C. Clark, Leonard S. Coleman, Jr., David J. Farris, James H. Gilliam, Jr.,
Andrew C. Halvorsen, Roland A. Hernandez, J. Robert Hillier, Gerald L. Holm, Thomas H. Kean, Steven Muller, Susan Julia Ross,
Robert A. Tucker, Susan M. Wachter and Charles H. Watts, II.                                                                    O



(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
                                                                                                                                X

--------------------------------------------------------------------------------------------------------------------------------
2.   RATIFICATION OF THE SELECTION OF THE FIRM OF DELOITTE & TOUCHE as the auditors of the Company for 1997.
                               FOR [ ]       AGAINST [ ]     ABSTAIN [ ]
                                                                                                                                Y
3.   In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.


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                                 (continued from other side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  IF NO DIRECTION IS MADE, THE PROXY
WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED ON THIS PROXY, AND FOR PROPOSAL 2.

Receipt of a copy of the Annual Report to Stockholders for 1996, Notice of said meeting and Proxy Statement relating to said    P
meeting is hereby acknowledged.



                                                                                                                                R

                                                                          --------------------------------------------(L.S.)
                                                                          *(Signature)

                                                                                                                                O

                                                                          --------------------------------------------(L.S.)
                                                                          *(Signature)

                                                                                                                                X
                                                                                      ---------------------------, 1997

                                                                          *Please sign exactly as your name(s) appears on this
                                                                          proxy.  Joint owners should each sign.  When signing
                                                                          in a representative capacity, please give title.      Y


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